UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 8, 2008

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 8, 2008, Harrah’s Operating, Inc. (the “Company”) and Harrah’s Entertainment, Inc. (the “Parent”) entered into (i) a supplemental indenture dated as of January 8, 2008 (the “8.875% Notes Supplemental Indenture”) to the Indenture dated as of November 9, 1999, by and among the Company, the Parent, and Wells Fargo Bank, National Association (“Wells Fargo”), pursuant to which the Company’s 8.875% Senior Subordinated Notes due 2008 (the “8.875% Notes”) were issued (as amended and supplemented, the “8.875% Notes Indenture”); (ii) a supplemental indenture dated as of January 8, 2008 (the “7.5% Notes (1998) Supplemental Indenture”) to the Indenture dated as of December 18, 1998, by and among the Company, the Parent and The Bank of New York Trust Company, N.A. (as successor to IBJ Whitehall Bank & Trust Company (f/k/a IBJ Shroder Bank & Trust Company), pursuant to which the 7.5% Senior Notes due 2009 (the “7.5% Notes (1998)”) were issued (as amended and supplemented, the “7.5% Notes (1998) Indenture”); (iii) a supplemental indenture dated as of January 8, 2008 (the “7.5% Notes (2001) Supplemental Indenture”) to the Indenture dated as of August 22, 2001, by and among the Company (as successor to Caesars Entertainment, Inc. (f/k/a Park Place Entertainment Corporation) (“Caesars”)), the Parent, and Wells Fargo, pursuant to which the 7.5% Senior Notes due 2009 (the “7.5% Notes (2001)”) were issued (as amended and supplemented, the “7.5% Notes (2001) Indenture”); and (iv) a supplemental indenture dated as of January 8, 2008 (the “7% Notes Supplemental Indenture” and, together with the 8.875% Notes Supplemental Indenture, the 7.5% Notes (1998) Supplemental Indenture, and the 7.5% Notes (2001) Supplemental Indenture, the “Supplemental Indentures”) to the Indenture dated as of April 11, 2003, by and among the Company (as successor to Caesars), the Parent and U.S. Bank National Association, pursuant to which the 7% Senior Notes due 2013 (the “7% Notes” and, together with the 8.875% Notes, the 7.5% Notes (1998) and the 7.5% Notes (2001), the “Notes”) were issued (as amended and supplemented, the “7% Notes Indenture” and, together with the 8.875% Notes Indenture, the 7.5 % Notes (1998) Indenture and the 7.5% Notes (2001) Indenture, the “Indentures”).

The Supplemental Indentures were entered into in connection with the Company’s tender offers and consent solicitations with respect to the Notes, which were commenced on December 21, 2007. The Supplemental Indentures amend the Indentures governing the Notes to, among other things, eliminate substantially all of the restrictive covenants and certain events of default and related provisions contained in the Indentures. The amendments will not, however, become operative until the Notes tendered in the tender offer and consent solicitation are accepted for purchase by the Company pursuant to the terms of the tender offer and consent solicitation.

A copy of each of the (i) 8.875% Notes Supplemental Indenture attached hereto as Exhibit 4.1; (ii) 7.5% Notes (1998) Supplemental Indenture attached hereto as Exhibit 4.2; (iii) 7.5% Notes (2001) Supplemental Indenture attached hereto as Exhibit 4.3; and (iv) 7% Notes Supplemental Indenture attached hereto as Exhibit 4.4, are incorporated herein by reference.

Item 8.01	Other Events.

On January 8, 2008, the Parent issued a press release announcing (i) the execution of the Supplemental Indentures and (iii) the pricing terms of the tender offers and consent solicitation with respect to the 8.875% Notes, the 7.5% Notes (1998), the 7.5% Notes (2001) and the 7% Notes. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The exhibits listed below and in the accompanying Exhibit Index are furnished as part of this Current Report on Form 8-K.

Exhibit	Description
4.1	Third Supplemental Indenture, dated as of January 8, 2008, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and Wells Fargo Bank, National Association, supplementing that certain Indenture, dated as of November 9, 1999, pursuant to which the 8.875% Senior Subordinated Notes Due 2008 were issued.

4.2	Second Supplemental Indenture, dated as of January 9, 2008, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and The Bank of New York Trust Company, N.A., supplementing that certain Indenture, dated as of December 18, 1998, pursuant to which the 7.5% Senior Notes due 2009 were issued.

4.3	Third Supplemental Indenture, dated as of January 9, 2008, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and Wells Fargo Bank, National Association, supplementing that certain Indenture, dated as of August 22, 2001, pursuant to which the 7.5% Senior Notes due 2009 were issued.

4.4	Third Supplemental Indenture, dated as of January 9, 2008, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. Bank National Association, supplementing that certain Indenture, dated as of April 11, 2003, pursuant to which the 7% Senior Notes due 2013 were issued.

99.1	Press Release, dated January 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: January 8, 2008	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Vice President, Associate General Counsel and Corporate Secretary